Exhibit 99.1

XL Fleet Announces Second Quarter 2022 Financial Results

WIXOM, MI, August 9, 2022 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions and energy efficiency, today announced second quarter 2022 financial results.

Second Quarter 2022 and Recent Highlights

●	Generated revenue for second quarter of 2022 of $3.0 million, compared to $3.7 million in the prior year

●	Realized gross profit for the second quarter of 2022 of $0.6 million versus gross profit of $1.0 million in the prior year

●	Exited second quarter of 2022 with cash and cash equivalents of approximately $322.4 million

●	Appointed Donald P. Klein as CFO of XL Fleet; seasoned executive with 25+ years of public company experience

●	Unveiled pre-series Curbtender Quantum refuse truck at WasteExpo 2022; the Company’s first all-electric vehicle

●	Advancing process to identify transformational M&A focused on large and growing need for decarbonization

Management Commentary & Outlook

“Our progress towards identifying transformational M&A accelerated during the quarter,” said Eric Tech, CEO of XL Fleet. “We remain firmly committed to utilizing our significant financial resources and platform to identify opportunities that deliver value and position our company to contribute to the wide, growing and cross-industry need for decarbonization. We have narrowed our focus, and remain keen on identifying opportunities that achieve our three core requirements – a business that is making an impact on decarbonization, a leader in a mature and growing market segment, and a company that is generating positive EBITDA. We are more confident than ever in our ability to identify an opportunity that checks these boxes and accomplishes the long-term strategic objectives we set forth earlier this year.”

“During the quarter, we unveiled and made exciting progress on our Curbtender refuse truck, our first all-electric vehicle, which remains on target for first deliveries by the end of this year,” continued Mr. Tech. “We continue to constantly evaluate new opportunities for growth, while assessing the right and most efficient uses of our resources and capital to benefit our business and its value over the long-term.”

Consolidated Financial Results

Revenue totaled $3.0 million in the second quarter of 2022 compared to $4.8 million in the first quarter of 2022 and $3.7 million in the second quarter of 2021.

Gross profit was $0.6 million for the second quarter of 2022, compared to a gross loss of $0.4 million in the first quarter of 2022 and gross profit of $1.0 million in the second quarter of 2021. Gross margins for the second quarter of 2022 were 19%, compared to gross margins for the first quarter of 2022 of negative 9%.

Selling, general & administrative expenses for the second quarter of 2022 totaled $12.8 million, compared to $11.7 million in the first quarter of 2022 and $10.8 million in the second quarter of 2021. SG&A expenses for the second quarter of 2022 include approximately $2.5 million in legal fees related to previously disclosed class action complaints and Securities and Exchange Commission investigation.

Adjusted EBITDA totaled ($11.7) million for the second quarter of 2022, compared to ($10.8) million for the first quarter of 2022 and ($11.4) million in the second quarter of 2021.

Net loss was $12.7 million for the second quarter of 2022, compared to net loss of $16.1 million in the first quarter of 2022 and net loss of $10.5 million in the second quarter of 2021. Net loss for the second quarter of 2022 includes a non-cash gain from the change in fair value of warrant liability of $1.8 million, compared to a non-cash gain of $2.7 million in the first quarter of 2022. Adjusted net loss was $11.7 million for the second quarter of 2022, compared to adjusted net loss of $11.4 million in the first quarter of 2022 and adjusted net loss of $11.8 million in the second quarter of 2021. A reconciliation of net loss to adjusted net loss and adjusted EBITDA is set out in the tables below.

Segment Financial Results

Drivetrain: Revenues totaled $0.9 million for the second quarter of 2022, compared with $0.6 million in the first quarter of 2022 and $1.3 million in the second quarter of 2021. Segment loss was $3.4 million dollars, compared with a segment loss of $5.9 million in the first quarter of 2022 and a segment loss of $4.0 million in the second quarter of 2021. Segment loss for the second quarter of 2022 included a non-cash inventory obsolescence charge of $0.2 million and $0.2 million of restructuring charges.

XL Grid: Revenues totaled $2.2 million for the second quarter of 2022, compared with $4.2 million in the first quarter of 2022. The sequential decrease in revenue for the second quarter of 2022 was primarily driven by significant utility program changes and project approval delays, material availability, and longer sales cycle times attributed to larger project mix. Segment loss was $1.5 million dollars, compared with a segment loss of $1.4 million in the first quarter of 2022.

Balance Sheet and Capital

Cash and cash equivalents as of June 30, 2022 totaled $322.4 million compared to $333.5 million as of March 31, 2022. Total debt outstanding as of June 30, 2022 was approximately $0.03 million. XL Fleet had 142 million shares of Common Stock outstanding as of June 30, 2022. Cash used in operations for the second quarter of 2022 totaled $11.2 million.

Second Quarter 2022 and Recent Operational & Business Updates

●	In May 2022, XL Fleet announced the unveiling of its pre-series Curbtender Quantum refuse truck at WasteExpo 2022. The vehicle is being jointly developed in collaboration with Curbtender, Inc. and represents the company’s first all-electric refuse vehicle.

●	In April 2022, XL Fleet announced that it appointed Donald P. Klein as Chief Financial Officer of XL Fleet. Mr. Klein is an accomplished senior executive with over 25 years of public company finance & accounting experience. Mr. Klein has strong industry experience and a track-record of execution in complex operating environments.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its second quarter 2022 financial results today at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing (877) 510-3772, or for international callers, (412) 902-0125 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 10169416. The replay will be available until August 23, 2022. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of The Company’s website at www.xlfleet.com.

About XL Fleet

XL Fleet is a leading provider of energy efficiency and vehicle electrification solutions for commercial and municipal fleets in North America, with more than 170 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid electric drive systems can significantly increase fuel economy and reduce carbon dioxide emissions, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; supply chain issues including the lack of available components and/or inflationated component prices, including with respect to batteries, solar panels, and other critical components, and the other risks discussed under the heading “Risk Factors” in the Company’s current report on Form 10-K filed on March 1, 2022, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports certain non-GAAP financial information which have been reconciled to the nearest GAAP measures in the tables within this press release. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) and adding interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (Loss): We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2022 and June 30, 2021

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and share amounts)	2022	2021	2022	2021
Revenues	3,010	3,694	7,773	4,369
Cost of revenues	2,445	2,732	7,641	4,123
Gross loss	565	962	132	246
Operating expenses:
Research and development	2,404	2,809	5,393	4,221
Selling, general, and administrative expenses	12,801	10,822	24,459	18,780
Impairment of goodwill	-	-	8,606	-
Loss from operations	(14,640)	(12,669)	(38,326)	(22,755)
Other (income) expense:
Interest expense, net	7	10	19	21
Gain on extinguishment of debt	-	-	(4,527)	-
Gain on asset disposal	(7)	21	(16)	21
Change in fair value of obligation to issue shares of common stock	(137)	514	(498)	514
Change in fair value of warrant liability	(1,783)	(2,726)	(4,500)	(74,731)
Other Income	(22)	(19)	(29)	(25)
Net (Loss) Income	$(12,698)	$(10,469)	$(28,775)	$51,445
Net (loss) income per share, basic	$(0.09)	$(0.08)	$(0.20)	$0.37
Net loss per share, diluted	$(0.09)	$(0.08)	$(0.20)	$(0.17)
Weighted-average shares outstanding, basic	142,247,590	139,237,805	141,760,478	137,416,593
Weighted-average shares outstanding, diluted	142,247,590	139,237,805	141,760,478	137,598,535

XL Fleet Corp.

Segment Results

For the Three and Six Months Ended June 30, 2022 and June 30, 2021

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
As Reported
DriveTrain
Revenues	$808	$1,282	$1,406	$1,957
Loss from Operation	(3,404)	(3,950)	(9,310)	(7,511)
XL Grid
Revenues	$2,202	$2,412	$6,367	$4,221
Loss from Operation	(1,453)	(438)	(2,894)	(489)
Corporate
Revenues	$-	$-	-	-
Loss from Operation	(9,782)	(8,282)	(26,122)	(14,754)

As Adjusted (1)
DriveTrain
Revenues	$808	$1,282	$1,406	$1,957
Loss from Operation	(3,211)	(3,950)	(7,599)	(7,511)
XL Grid
Revenues	$2,202	$2,412	$6,367	$4,221
Loss from Operation	(1,453)	(438)	(2,894)	(489)
Corporate
Revenues	$-	$-	$-	$-
Loss from Operation	(7,081)	(7,357)	(12,616)	(13,829)

(1)	As adjusted adjusts for the following one-time charges: Severance charges (including benefits) included in Corporate, Inventory charge for obsolete inventory included in DriveTrain, Goodwill impairment charge included in Corporate, Legal charges related to SEC investigation and shareholder lawsuits included in Corporate, Accreted contingent compensation obligation to sellers of World Energy included in Corporate, Accelerated amortization of right-of-use asset included in Corporate, Non-recurring World Energy acquisition expenses included in Corporate.

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three and Six Months Ended June 30, 2022 and June 30, 2021

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (Loss) Income	$(12,698)	$(10,469)	$(28,775)	$51,445
Interest Expense, net	7	10	19	21
Impairment of Goodwill	-	-	8,606	-
Depreciation and Amortization	648	382	1,204	601
EBITDA	(12,043)	(10,077)	(18,946)	52,067
Gain on extinguishment of debt	-	-	(4,527)	-
Restructuring charges (1)	418	-	2,898
Severance charges related to former President and Chief Financial Officer (2)	-	-	705	-
Legal charges related to SEC investigation and shareholder lawsuits	2,536	-	3,112
Accreted contingent compensation obligation to sellers of World Energy	(60)	427	(104)	427
Change in fair value of obligation to issue shares of common stock	(137)	514	(498)	514
Change in fair value warrant liabilities	(1,783)	(2,726)	(4,500)	(74,731)
Non-recurring World Energy acquisition expenses	-	498	-	498
Adjusted EBITDA	$(11,069)	$(11,364)	$(21,860)	$(21,225)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Adjusted Net Loss
Net (Loss) Income	$(12,698)	$(10,469)	$(28,775)	$51,445
Gain on extinguishment of debt	-	-	(4,527)	-
Impairment of goodwill	-	-	8,606	-
Restructuring charges (1)	418	-	2,898	-
Severance charges related to former President and Chief Financial Officer (2)	-	-	705	-
Legal charges related to SEC investigation and shareholder lawsuits	2,536	-	3,112	-
Accreted contingent compensation obligation to sellers of World Energy	(60)	427	(104)	427
Change in fair value of obligation to issue shares of common stock	(137)	514	(565)	514
Change in fair value warrant liabilities	(1,783)	(2,726)	(4,500)	(74,731)
Non-recurring World Energy acquisition expenses	-	498	-	498
Adjusted Net Loss	$(11,724)	$(11,756)	$(23,150)	$(21,847)

(1)	Amount for the three months ended June 30, 2022 represents an additional inventory obsolescence charge of $193 and $225 of accelerated amortization of the right of use asset relating to the Company’s Quincy, IL facility that it closed as of May 31, 2022. The amount for the six months ended June 30, 2022 consists of (i) severance charges (including benefits) of $840 relating to the termination of 51 employees relating to the restructuring of the business; (ii) an inventory obsolescence charge of $1,711 relating to the Company’s decision to discontinue the production and sale of certain vehicle kits; and (iii) $337 of accelerated amortization of the right of use asset relating to the Company’s Quincy, IL facility that it plans to close as of May 31, 2022.

(2)	Amount consists of severance charges incurred with the departure of the former president of $479 in March 2022 and the departure of the former Chief Financial Officer of $226 in January 2022

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

	June 30,	December 31,
(In thousands, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$322,371	$351,676
Restricted cash	150	150
Accounts receivable	7,051	6,477
Inventory, net	14,189	15,262
Prepaid expenses and other current assets	1,323	1,040
Total current assets	345,084	374,605
Property and equipment, net	2,239	3,495
Intangible assets, net	1,245	1,863
Right-of-use asset	5,124	4,564
Goodwill	-	8,606
Other assets	114	88
Total assets	$353,806	$393,221
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$27	$78
Accounts payable	2,029	3,799
Lease liability, current	774	900
Accrued expenses and other current liabilities	9,042	11,856
Total current liabilities	11,872	16,633
Long-term debt, net of current portion	6	21
Deferred revenue	1,142	691
Lease liability, non-current	4,670	3,599
Warrant liabilities	905	5,405
Contingent consideration	95	541
New market tax credit obligation	-	4,521
Total liabilities	18,690	31,411

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at June 30, 2022 and December 31, 2021; 142,492,833 and 140,540,671 issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	14	14
Additional paid-in capital	463,288	461,207
Accumulated deficit	(128,186)	(99,411)
Total stockholders’ equity	335,116	361,810
Total liabilities and stockholders’ equity	$353,806	$393,221